Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is executed as of August 27, 2003 by and among FAO, INC., a Delaware corporation, FAO SCHWARZ, INC., a Delaware corporation, ZB COMPANY, INC., a Delaware corporation, THE RIGHT START, INC., a Delaware corporation, and TARGOFF-RS, LLC, a New York limited liability company (collectively, the “Borrowers”); the lenders from time to time parties thereto (collectively, the “Lenders” and each individually, a “Lender”); FLEET RETAIL FINANCE INC., as Administrative Agent, Collateral Agent and Syndication Agent for the Lenders (in each such capacity, with its successors and assigns, the “Agent”); and CONGRESS FINANCIAL CORPORATION (CENTRAL) and WELLS FARGO RETAIL FINANCE II, LLC, as Co-Documentation Agents.

RECITALS

A.                                   The Borrowers, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of April 23, 2003 (as amended, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

B.                                     The Borrowers have requested that they be permitted to provide another Availability Letter of Credit in the aggregate maximum drawing amount of $6,000,000.

C.                                     The Borrowers have also informed the Lenders and the Agent that the Kayne Existing Indebtedness Holders are Richard Kayne and Fortune Twenty-Fifth, Inc. and that there will be additions to the Kayne Credit Support Indebtedness Holders based upon the requested additional Availability Letter of Credit.

D.                                    The Lenders signing below are willing to consent to the Borrowers’ request on the terms and conditions hereinafter set forth.

E.                                      The Borrowers have informed the Agent that they failed as required by Section 10.1 of the Loan Agreement to maintain at least $5,000,000 in Excess Availability on August 25 through the date hereof and have requested that the Lenders agree to waive such default.  The Lenders are willing to provide the requested waiver but only upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.                                         AMENDMENTS TO LOAN AGREEMENT.

A.                                   Definitions.  The following definitions are amended to read in their entirety as follows:

“$5,000,000 AVAILABILITY LETTER OF CREDIT.  A letter or letters of credit in Agent’s possession in form and substance satisfactory to the Agent in its sole discretion in the aggregate maximum drawing amount of $5,000,000, naming the Agent as beneficiary and with an expiry date of November 30, 2003, with the Old Kayne Credit Support Indebtedness Holders as the obligors thereunder, under which the Agent may draw the amount thereof in one (1) draw (x) upon the occurrence of any Event of Default, (y) upon the occurrence of any Default within fourteen (14) days prior to or on such expiry date, or (z) at any time within fourteen (14) days prior to or on such expiry date, if an Event of Default would exist if the $5,000,000 Availability Letter of Credit were to expire on such day.  For purposes of determining whether an Event of Default would exist under Section 10.1 of this Agreement within fourteen (14) days prior to or on such expiry date, the calculation of Excess Availability shall exclude the $6,000,000 Availability Letter of Credit from the Borrowing Base and from the Tranche B Borrowing Base (notwithstanding the definitions of “Borrowing Base” and “Tranche B Borrowing Base”).

“$6,000,000 AVAILABILITY LETTER OF CREDIT.  A letter or letters of credit in Agent’s possession in form and substance satisfactory to the Agent in its sole discretion in the aggregate maximum drawing amount (in increments of $1,000,000) of $6,000,000, naming the Agent as beneficiary and with an expiry date of January 9, 2004 (or through an extended expiry date, at the discretion of the New Kayne Credit Support Indebtedness Holders with the Agent’s prior written consent, provided each such extension is in place more than ten (10) days prior to the then existing expiry date and each such extension is for no less than 90 days; as so extended, the “$6,000,000 L/C Expiry Date”), with the New Kayne Credit Support Indebtedness Holders as the obligors hereunder, under which the Agent may draw in one or more draws (in increments of $1,000,000) on such letter of credit and apply such amounts to the Obligations (x) at any time, the full amount thereof upon the occurrence of any Event of Default (other than an Event of Default arising at any time within ten (10) days prior to or on the $6,000,000 L/C Expiry Date solely by reason of the Borrowers’ failure to comply with the minimum Excess Availability covenant set forth in Section 10.1 of this Agreement during such ten-day period), (y) the full amount thereof upon the occurrence of any Default within ten (10) days prior to or on the $6,000,000 L/C Expiry Date, or (z) on any day within ten (10) days prior to or on the $6,000,000 L/C Expiry Date in amounts rounded upward to the nearest $1,000,000 sufficient to assure that the Borrower is in compliance with Section 10.1 based upon the information available to the Agent at the time of such draw request.  The Agent’s rights to draw amounts under the $6,000,000 Availability Letter of Credit shall not be limited by any increase in Excess Availability following the submission of a draw request under the $6,000,000 Availability Letter of Credit.

“AVAILABILITY LETTERS OF CREDIT.  The $5,000,000 Availability Letter of Credit and the $6,000,000 Availability Letter of Credit, individually and collectively.

“BORROWING BASE.  The aggregate of the following:

(a)                                  The face amount of Eligible Credit Card Receivables MULTIPLIED BY the Credit Card Advance Rate,

PLUS

(b)                                 The lesser of (i) the Cost of Eligible Inventory (net of Inventory Reserves) MULTIPLIED BY the Inventory Advance Rate or (ii) the Appraised Inventory Percentage MULTIPLIED BY the Appraised Inventory Liquidation Value,

PLUS

(c)                                  If the $5,000,000 Availability Letter of Credit exists and is in full force and effect, until fourteen (14) days prior to its expiry, one hundred percent (100%) of the undrawn amount of the $5,000,000 Availability Letter of Credit,

PLUS

(d)                                 If the $6,000,000 Availability Letter of Credit exists and is in full force and effect, until ten (10) days prior to the $6,000,000 L/C Expiry Date, one hundred percent (100%) of the undrawn amount of the $6,000,000 Availability Letter of Credit.

“KAYNE CREDIT SUPPORT ADDITIONAL LIEN.  A Lien on the existing and future personal property assets of the Borrowers in favor of the New Kayne Credit Support Indebtedness Holders to secure the New Kayne Credit Support Indebtedness, pursuant to a security agreement in form and substance satisfactory to the Agent, subordinate to the Lien (whether now existing or hereafter acquired) of the Agent on all such assets.

“KAYNE CREDIT SUPPORT INDEBTEDNESS.  Indebtedness to the extent permitted hereunder hereafter incurred and owing by the Borrowers to all or any combination of the Kayne Credit Support Indebtedness Holders in the aggregate principal amount of up to and including the aggregate face amount of the Availability Letters of Credit whether contingent as to a draw (or draws, if more than one letter of credit) not yet made thereunder or evidenced by the New Kayne Availability Notes with respect to a draw made under the Availability Letters of Credit.

“KAYNE CREDIT SUPPORT INDEBTEDNESS HOLDERS.  All or any combination of the Old Kayne Credit Support Indebtedness Holders and the New Kayne Credit Support Indebtedness Holders.

“KAYNE EXISTING INDEBTEDNESS.  Existing Indebtedness held by the Kayne Existing Indebtedness Holders under the Plan of Reorganization evidenced by the “New Kayne Anderson Equipment Notes” of FAO, Schwarz and ZB under and as defined in the Plan of Reorganization in the original principal amount of $3,686,126.

“KAYNE EXISTING INDEBTEDNESS HOLDERS.  Richard Kayne and Fortune Twenty-Fifth, Inc., and their respective assigns; PROVIDED such assigns have assumed pursuant to an agreement in form and substance reasonably satisfactory to the Agent the intercreditor and subordination agreement in favor of the Agent with respect to the Kayne Existing Indebtedness and the Kayne Existing Lien.

“KAYNE EXISTING LIEN.  A Lien on Equipment owned by FAO, Schwarz or ZB and existing on the Closing Date in favor of the Kayne Existing Indebtedness Holders to secure the Kayne Existing Indebtedness and, if incurred after the Closing Date and to the extent permitted hereunder, the Kayne Credit Support Indebtedness and the Equipment Financing Indebtedness, superior to the Lien of the Agent.

“MINIMUM EXCESS AVAILABILITY AMOUNT.  (a) $5,000,000 until ten (10) days prior to the $6,000,000 L/C Expiry Date (as defined in definition of $6,000,000 Availability Letter of Credit) and (b) $10,000,000 ten (10) days prior to the L/C Expiry Date and at all times thereafter; provided, however, the Minimum Excess Availability Amount shall be reduced from $10,000,000 to $5,000,000 if either (i) the entire $6,000,000 Availability Letter of Credit is drawn and $6,000,000 is applied to reduce the Revolving Loans (or to cash collateralize the Obligations), but such reduction shall remain for only so long as no payments are made with respect to any of the New Kayne Credit Support Indebtedness or (ii) the Borrowers have received net proceeds of not less than $6,000,000 from new subordinated debt and or equity financing on terms and conditions acceptable to the SuperMajority Revolving Credit Lenders and the Tranche B Lender in their sole discretion.

“NEW KAYNE AVAILABILITY NOTES.  Promissory notes issued after the Closing Date by FAO, Schwarz and ZB in favor of the Old Kayne Credit Support Indebtedness Holders in respect of the Old Kayne Credit Support Indebtedness and by the Borrowers in favor of the New Kayne Credit Support Indebtedness Holders in respect of the New Kayne Credit Support Indebtedness, in each case evidencing draws made under the Availability Letters of Credit, each of which Notes shall be in form and substance reasonably satisfactory to the Agent.

“NEW KAYNE CREDIT SUPPORT INDEBTEDNESS.  Indebtedness to the extent permitted hereunder hereafter incurred and owing by the Borrowers to all or any combination of the New Kayne Credit Support Indebtedness Holders in the aggregate principal amount of up to and including $6,000,0000 in respect of the $6,000,000 Availability Letter of Credit, whether contingent as to a draw (or draws, if more than one letter of credit) not yet made thereunder or evidenced by the New Kayne Availability Notes with respect to a draw made under the $6,000,000 Availability Letter of Credit.

“NEW KAYNE CREDIT SUPPORT INDEBTEDNESS HOLDERS.  Fred Kayne, Kayne Anderson Capital Advisors, L.P., Richard Kayne, Hancock Park Capital II, L.P., Woodacres LLC, Les Biller, as Trustee of the Les and Sheri Biller Revocable Trust, Charles Norris, Marc I. Stern, as trustee for the Beatrice B. Trust and James J. Land (or Richard Atlas, as trustee of the Atlas Family Trust, or such other Persons as reasonably acceptable to by the Agent), and their respective assigns; PROVIDED Mr. Atlas in such capacity and such other Persons and assigns have assumed pursuant to an agreement in form and substance reasonably satisfactory to the Agent the intercreditor and subordination agreement in favor of Agent with respect to the New Kayne Credit Support Indebtedness.

“OLD KAYNE CREDIT SUPPORT INDEBTEDNESS.  Indebtedness to the extent permitted hereunder hereafter incurred and owing by the Borrowers to all or any combination of the Old Kayne Credit Support Indebtedness Holders in the aggregate principal amount of up to and including $5,000,000 in respect of the $5,000,000 Availability Letter of Credit whether contingent as to a draw (or draws, if more than one letter of credit) not yet made thereunder or evidenced by the New Kayne Availability Notes with respect to a draw made under the $5,000,000 Availability Letter of Credit.

“OLD KAYNE CREDIT SUPPORT INDEBTEDNESS HOLDERS.  Fred Kayne, Kayne Anderson Capital Advisors, L.P., Richard Kayne, Hancock Park Capital II, L.P., Woodacres LLC, Les Biller and Charles Norris, and their respective assigns; PROVIDED such assigns have assumed pursuant to an agreement in form and substance reasonably satisfactory to the Agent the intercreditor and subordination agreement in favor of Agent with respect to the Old Kayne Credit Support Indebtedness and the Kayne Existing Lien.

“SECURITIES PURCHASE AGREEMENT.  That certain Securities Purchase Agreement dated as of April 3, 2003 among FAO and Saks, Fred Kayne, Kayne Anderson Capital Advisors, L.P., Richard Kayne, Hancock Park Capital II, L.P. and PCG Tagi, LLC (Series H), as amended by the First Amendment to Securities Purchase Agreement dated as of April 21, 2003 among FAO, Saks and the Old Kayne Credit Support Indebtedness Holders.

“TRANCHE B BORROWING BASE.  The aggregate of the following:

(a)                                  The face amount of Eligible Credit Card Receivables MULTIPLIED BY the Credit Card Advance Rate,

PLUS

(b)                                 The lesser of (i) the Appraised Inventory Tranche B Percentage MULTIPLIED BY the Appraised Inventory Liquidation Value, and (ii) the Tranche B Inventory Advance Rate MULTIPLIED BY the Cost of Eligible Inventory (net of Inventory Reserves),

PLUS

(c)                                  if the $5,000,000 Availability Letter of Credit exists and is in full force and effect, until fourteen (14) days prior to expiry of Availability Letter of Credit, one hundred percent (100%) of the undrawn amount of the Availability Letter of Credit,

PLUS

(d)                                 If the $6,000,000 Availability Letter of Credit exists and is in full force and effect, until ten (10) days prior to the $6,000,000 L/C Expiry Date, one hundred percent (100%) of the undrawn amount of $6,000,000 Availability Letter of Credit.”

B.                                     Permitted Liens.  Section 9.2.1 is hereby amended by (1) deleting the period at the end of subparagraph (xvii) thereof and substituting “; and” therefor; and (2) adding the following new subparagraph (xviii) immediately thereafter:

“(xviii)             A Lien on the existing and hereafter acquired personal property assets of the Borrowers (other than existing Equipment (as of the Closing Date) covered by Section 9.2.1(viii)) in favor of the New Kayne Credit Support Indebtedness Holders to secure the New Kayne Credit Support Indebtedness, subordinated to the Lien (whether now existing or hereafter arising) of the Agent on behalf of the Agent and the Lenders in such assets, pursuant to an intercreditor and subordination agreement acceptable in form and substance to the Agent and the Tranche B Lender.”

C.                                     Restricted Payments.  Section 9.4(a) is hereby amended by (1) deleting the period at the end of subparagraph (iii) thereof and substituting “; and” therefor; and (2) adding the following new subparagraph (iv) immediately thereafter:

“(iv)                        upon five (5) Business Days’ prior written notice to the Agent of each such proposed repayment of principal or interest under the New Kayne Availability Notes issued in respect of the New Kayne Credit Support Indebtedness, repayment of principal (in increments of no less than $1,000,000) and interest on such prepaid principal; PROVIDED (i) the $6,000,000 Availability

Letter of Credit has expired, (ii) no Default or Event of Default exists or could reasonably be expected to result from such payment, and (iii) after giving effect to such payment, the Borrowers shall have no less than $10,000,000 in Excess Availability.”

D.                                    Minimum Excess Availability.  Section 10.1 is hereby amended to read in its entirety as follows:

“10.1 MINIMUM EXCESS AVAILABILITY.  The Borrower shall maintain at all times Excess Availability of not less than the Minimum Excess Availability Amount.”

E.                                      Application of draws under Availability Letters of Credit.  The Agent agrees that so long as the $5,000,000 Availability Letter of Credit and the $6,000,000 Availability Letter of Credit both remain outstanding and undrawn, the Agent will draw on the $5,000,000 Availability Letter of Credit first.  Proceeds of draws under the Availability Letters of Credit shall be applied by the Agent to pay down Revolving Loans under the Agreement; unless an Event of Default then exists in which case such proceeds may be applied in accordance with Section 2.15 of the Credit Agreement.

II.                                     REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Borrowers hereby represent and warrant to, and covenant and agree with, the Agent and the Lenders that:

A.                                   The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrowers.

B.                                     As of the date hereof and after giving effect to this Amendment, the representations and warranties of the Borrowers contained in the Loan Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date.  Since April 23, 2003, after giving effect to this Amendment, no event or circumstance has occurred or existed which could reasonably be expected to have Material Adverse Effect.  As of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

C.                                     The Borrowers are not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other Person in connection with, or as a condition to, the execution, delivery or performance of this Amendment by such party.

D.                                    This Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity.

E.                                      Each of the Borrowers warrants and represents that, as of the date hereof, it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents and this Amendment.

F.                                      All references to the Loan Agreement (howsoever called) in any Loan Documents shall, from and after the date hereof, refer to the Loan Agreement as amended by this Amendment.  All Loan Documents heretofore executed by the Borrowers shall remain in full force and effect and, by the execution of this Amendment by the Borrowers, such Loan Documents are hereby ratified and affirmed.

III.                                 WAIVER OF EXISTING EVENT OF DEFAULT/CONSENT.

A.                                   The Borrowers have informed the Agent that they did not maintain at least $5,000,000 in minimum Excess Availability as required by Section 10.1 of the Loan Agreement for the period from August 25, 2003 through the date of this Amendment (the “Existing Event of Default”).  The Agent and the Lenders hereby waive such Existing Event of Default.  Such waiver relates solely to the Existing Event of Default and shall in no way be deemed or construed as a waiver by the Agent and the Lenders of any other Default or Event of Default under the Loan Agreement or any other Loan Document, including without limitation any additional breach of Section 10.1 occurring subsequent to the date of this Amendment.  The Lenders expressly reserve the full extent of their rights under the Loan Agreement, the other Loan Documents and applicable law in respect of any other Default or Event of Default.

B.                                     Notwithstanding the fact that such payments constitute Restricted Payments under the Loan Agreement, the Agent and the Lenders hereby consent to the Borrowers paying an issuance fee of (i) $100,000 to the Old Kayne Credit Support Indebtedness Holders with respect to the issuance of the $5,000,000 Availability Letter of Credit and (ii) $200,000 to the New Kayne Credit Support Indebtedness Holders with respect to the issuance of the $6,000,000 Availability Letter of Credit.

IV.                                CONDITIONS.   The willingness of the Agent and the Lenders to amend the Loan Agreement is subject to the satisfaction of the following conditions precedent:

A.                                   The Borrowers shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons) the following:

1.                                       On or before the date hereof:

(a)                                  This Amendment;

(b)                                 An Intercreditor and Subordination Agreement dated as of the date hereof among the Agent, the Borrowers and the New Kayne Credit Support Indebtedness Holders in form and substance satisfactory to the Agent (the “New Kayne Intercreditor Agreement”); and

(c)                                  An Amendment No. 1 dated as of the date hereof in connection with the foregoing items from the parties to the Intercreditor and Subordination Agreement dated as of April 23, 2003 in form and substance satisfactory to the Agent; and

(d)                                 True and complete copies of (i) any required stockholders’ and/or directors’ consents and (ii) any resolutions required for the due authorization of the execution, delivery and performance by the Borrowers of this Amendment, certified by a duly authorized officer of the Borrowers.

2.                                       Such other supporting documents and certificates as the Agent, any Lender or their counsel may reasonably request within the time period(s) reasonably designated by the Agent, such Lender or their counsel.

B.                                     All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Agent’s counsel and to the Lenders’ counsel.

V.                                    MISCELLANEOUS.

A.                                   As provided in the Loan Agreement, the Borrowers agree to reimburse the Agent upon demand for all fees and disbursements of counsel to the Agent incurred in connection with the preparation of this Amendment.

B.                                     (i)  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrowers on behalf of itself and its successors, assigns, and other legal representatives hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent, each Lender and their respective successors and assigns, and their affiliates, subsidiaries, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees”, and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim”, and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Borrower, or any of its respective administrators, successors, assigns, and other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, the other Loan Documents or this Amendment or transactions thereunder or hereunder related thereto or hereto.

(ii)                                  Each of the Borrowers understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)                               Each of the Borrowers agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

C.                                     Each of the Borrowers on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing Paragraph B.

D.                                    This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

E.                                      This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The next pages are the signature pages.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to Loan and Security Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

FAO, INC.

By:	/s/ Jerry R. Welch
	Name:	Jerry R. Welch
	Title:	Chief Executive Officer and President

FAO SCHWARZ, INC.

By:	/s/ Jerry R. Welch
	Name:	Jerry R. Welch
	Title:	Chief Executive Officer and President

ZB COMPANY, INC.

By:	/s/ Jerry R. Welch
	Name:	Jerry R. Welch
	Title:	Chief Executive Officer and President

THE RIGHT START, INC.

By:	/s/ Jerry R. Welch
	Name:	Jerry R. Welch
	Title:	Chief Executive Officer and President

TARGOFF-RS, LLC

By:	/s/ Jerry R. Welch
	Name:	Jerry R. Welch
	Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Loan and Security Agreement by and among FAO, INC., FAO SCHWARZ, INC., ZB COMPANY, INC., THE RIGHT START, INC., TARGOFF-RS, LLC, THE LENDERS PARTY HERETO and FLEET RETAIL FINANCE INC., as Agent, to be executed by its duly authorized officers as of the date first above written.

FLEET RETAIL FINANCE INC., as Administrative Agent, Collateral Agent and Syndication Agent and as a Lender

By:	/s/ Christine M. Scott
	Name:	Christine M. Scott
	Title:	Vice President

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Loan and Security Agreement by and among FAO, INC., FAO SCHWARZ, INC., ZB COMPANY, INC., THE RIGHT START, INC., TARGOFF-RS, LLC, THE LENDERS PARTY HERETO and FLEET RETAIL FINANCE INC., as Agent, to be executed by its duly authorized officers as of the date first above written.

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Co-Documentation Agent and as a Lender

By:	/s/ Steven Linderman
	Name:	Steven Linderman
	Title:	Senior Vice President

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Loan and Security Agreement by and among FAO, INC., FAO SCHWARZ, INC., ZB COMPANY, INC., THE RIGHT START, INC., TARGOFF-RS, LLC, THE LENDERS PARTY HERETO and FLEET RETAIL FINANCE INC., as Agent, to be executed by its duly authorized officers as of the date first above written.

WELLS FARGO RETAIL FINANCE II, LLC, as Co-Documentation Agent and as a Lender

By:	/s/ David Molinario
	Name:	David Molinario
	Title:	Vice President

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Loan and Security Agreement by and among FAO, INC., FAO SCHWARZ, INC., ZB COMPANY, INC., THE RIGHT START, INC., TARGOFF-RS, LLC, THE LENDERS PARTY HERETO and FLEET RETAIL FINANCE INC., as Agent, to be executed by its duly authorized officers as of the date first above written.

BACK BAY CAPITAL FUNDING LLC

By:	/s/ Kristan M. O’Connor
	Name:	Kristan M. O’Connor
	Title:	Director